UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2012

ZIPREALTY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51002	94-3319956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300

Emeryville, CA 94608

(Address of Principal Executive Offices)

(Zip Code)

510-735-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   On May 7, 2012, the Board of Directors (the “Board”) of ZipRealty, Inc. (the “Company”) appointed Franklin V. (Van) Davis to the new position of President, Brokerage Operations, effective May 7, 2012.

Mr. Davis, age 53, has more than two decades of management and leadership experience in the real estate brokerage industry. Mr. Davis most recently served as owner and operator of F.V.O. Davis Consulting, a franchising and real estate consulting service, from September 2007 to April 2012. Mr. Davis’s previous real estate brokerage experience includes serving as President and Chief Executive Officer of Foxtons North America and as President and Chief Executive Officer of Century 21 Real Estate Corporation. Mr. Davis has also served as an advisory board member for BOGOPOD.com, a provider of online marketing services to merchants, and Trulia, Inc., an operator of a website for residential real estate consumers and agents, during their start-up phases. Mr. Davis holders a Masters of Business Administration degree and a Bachelor of Business Administration degree in finance magna cum laude from New Mexico State University.

As set forth in his offer letter, a copy of which is filed as an exhibit to this report, Mr. Davis will receive an annual base salary of $250,000 and, for fiscal year 2012, will be eligible to earn a bonus amount equal to 50% of his annual base salary if the Company achieves Target District Income, and in if the Company exceeds Target District Income, Mr. Davis shall be eligible to earn 50% of his annual  base salary and 5% of every dollar in District Income that the Company achieves over Target District Income up to 105% of Target District Income, and if the Company achieves over 105% of Target District Income, Mr. Davis shall be eligible to earn 50% of his annual base salary,  5% of every dollar in District Income that the Company achieves over Target District Income up to 105% of Target District Income and 10% of every dollar in District Income that the Company achieves over 105% of Target District Income. In addition, management has recommended to the Compensation Committee of the Board and to the Board that, on the date of the next Board meeting, Mr. Davis be granted an option to purchase up to 180,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date the option is granted. The option will have a Vesting Commencement Date equal to Mr. Davis’s first date of employment and will vest pursuant to the Company’s standard vesting schedule of 25% upon the first anniversary of the Vesting Commencement Date and 75% prorated monthly over the subsequent three-year period, based upon Mr. Davis's continued service relationship with the Company. Mr. Davis is also entitled to receive reimbursement for temporary housing expenses, temporary personal travel expenses, and relocation expenses upon the terms set forth in his offer letter.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is furnished with this report on Form 8-K:

10.16      Offer Letter to Franklin V. (Van) Davis effective May 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated:	May 8, 2012	By:	/s/ Karen B. Seto
Karen B. Seto
Vice President and
Corporate Counsel

INDEX TO EXHIBITS

Exhibit	Description
10.16	Offer Letter to Franklin V. (Van) Davis effective May 7, 2012